As filed with the Securities and Exchange Commission on January 20, 2023

Registration No. 333-203313

Registration No. 333-261624

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

post-effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT NO. 333-203313

REGISTRATION STATEMENT NO. 333-261624

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Forward Pharma A/S

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Denmark	98-1228011
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Østergade 24A, 1

1100 Copenhagen K, Denmark

+45 33 44 42 42

(Address of Principal Executive Offices Including Zip Code)

2014 Omnibus Equity Incentive Compensation Plan

STAND ALONE STOCK OPTION AWARDS

(Full Title of the Plans)

CT Corporation System

1015 15th Street, NW

Suite 1000

Washington, DC 20005

(202) 572-3100

(Name, address and telephone number of agent for service)

Copies to:

Ryan A. Murr Gibson, Dunn & Crutcher LLP 555 Mission St. Suite 3000 San Francisco, CA 94105

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

Forward Pharma A/S (the “Registrant”) is filing this Post-Effective Amendment No. 1 (this “Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to terminate all offerings under such Registration Statements and deregister any and all securities that remain unsold pursuant to the Registration Statements:

1.	Registration Statement No. 333-203313, filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2015, registering the offer and sale of the Registrant’s ordinary shares, nominal value DKK 0.01 per share, issuable pursuant to the 2014 Omnibus Equity Incentive Compensation Plan; and

2.	Registration Statement No. 333-261624, filed with the SEC on December 13, 2021, registering the offer and sale of the Registrant’s ordinary shares, nominal value DKK 0.01 per share, issuable pursuant to outstanding stock options granted outside of the Company’s equity incentive plan.

The purpose of this Amendment is to deregister all remaining securities available for issuance under the Registration Statements. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Post-Effective Amendment No. 1 to the each of the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Copenhagen, Denmark, on this 20th day of January, 2023.

FORWARD PHARMA A/S

By:	/s/ Claus Bo Svendsen
Name:	Claus Bo Svendsen
Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Forward Pharma A/S, has signed this Post-Effective Amendment No. 1 to each of the Registration Statements on this 20th day of January, 2023.

Forward Pharma USA, LLC

By:	/s/ Thomas Carbone
Name:	Thomas Carbone
Title:	Vice President, Finance and Controller

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.